                                                                   EXHIBIT 10.12

               [FORM AGREEMENT FOR 2004 PLAN - EXECUTIVE OFFICERS]
                       [NON-QUALIFIED STOCK OPTION GRANT]
                             STOCK OPTION AGREEMENT

            THIS AGREEMENT is made as of the ____ day of ______ ______, by and between DEVELOPERS DIVERSIFIED REALTY CORPORATION, an Ohio corporation (the "Company"), and _____________________________, an individual (the "Holder").

                              W I T N E S S E T H:

            WHEREAS, the Company desires to provide the Holder with an option to purchase _______________ Common Shares, without par value, of the Company ("Shares"), pursuant to the Company's 2004 Equity-Based Award Plan (the "Plan") (terms not defined in this agreement will have the meaning set forth in the Plan); and

            WHEREAS, the Holder desires to accept such option;

            NOW, THEREFORE, in consideration of the mutual covenants herein set forth, the parties hereto hereby agree as follows:

            1. Grant of Option. The Company does hereby irrevocably grant to the Holder, and the Holder does hereby accept, the right and option (the "Option") to purchase, at the option of the Holder, ______________ Shares at the exercise price per Share of $ ________ and upon and subject to the other terms and conditions hereof and the Plan.

            2. Term of the Option; Vesting. The Option is exercisable, in whole or in part, once vested, in accordance with the following schedule. If the Holder is then employed by the Company, the Option shall vest as follows:

                         Date                              No. of Shares Vesting

                      __________                             _____________

                      __________                             _____________

                      __________                             _____________

Shares for which the Option has become exercisable shall be referred to herein as "Vested Shares," and Shares for which the Option has not become exercisable shall be referred to herein as "Unvested Shares." The Option shall terminate on the tenth anniversary of the date hereof and must be exercised, if at all and to the extent exercisable, on or before such date and shall not thereafter be exercisable, notwithstanding anything herein to the contrary. Notwithstanding anything contained herein to the contrary, it shall be a condition to the Holder's right to exercise the Option with respect to any Vested Shares that there shall have been filed with the Securities and Exchange Commission an effective registration statement on Form S-8 (or such other form as the Company shall deem necessary) with respect to the Shares to be received upon exercise.

            3. Exercise. Subject to the other terms and conditions hereof, the Option shall be exercisable from time to time by written notice to the Company (in the form required by the Company) which shall:

            (a) state that the Option is thereby being exercised, the number of Shares with respect to which the Option is being exercised, each person in whose name any certificates for the Shares should be registered and such person's address and social security number;

            (b) be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by anyone other than the Holder, be accompanied by proof satisfactory to counsel for the Company of the right of such person or persons to exercise the Option under the Plan and all applicable laws and regulations; and

            (c) be accompanied by such representations, warranties or agreements with respect to the investment intent of such person or persons exercising the Option as the Company may reasonably request, in form and substance satisfactory to counsel for the Company.

As conditions to the exercise of the Option and the obligation of the Company to issue Shares upon the exercise thereof, the proposed recipient of the Shares shall make any representation or warranty to comply with any applicable law or regulation or to confirm any factual matters reasonably requested by the Company or its counsel.

Upon exercise of the Option and the satisfaction of all conditions thereto, the Company shall deliver a certificate or certificates for Shares to the specified person or persons at the specified time upon receipt of the aggregate exercise price for such Shares by any method of payment authorized by the Plan.

            4. Termination of Option. Upon termination of the Holder's employment with the Company, the Option will be governed as follows:

            (a) Termination by Death. Subject to Sections 5(b)(3) and 5(c) of the Plan, if the Holder's employment with the Company or any Subsidiary or Affiliate terminates by reason of death, the Option shall become immediately and automatically vested and exercisable. If termination of the Holder's employment is due to death, then the Option may thereafter be exercised by the estate of the Holder (acting through its fiduciary) at any time after the date of the Holder's death (or, subject to Section 13 of the Plan, as the Committee may specify after grant). Notwithstanding the foregoing, in no event will the Option be exercisable after the tenth anniversary of the date hereof.

            (b) Termination by Reason of Disability. Subject to Sections 5(b)(3) and 5(c), if the Holder's employment with the Company or any Subsidiary or Affiliate terminates by reason of Disability, the Option shall become immediately and automatically vested and exercisable. If termination of the Holder's employment is due to Disability, then the Option may thereafter be exercised by the Holder or by the Holder's duly authorized legal representative if the Holder is unable to exercise the Option as a result of the Holder's Disability, at any time after the date of such termination of employment (or, subject to Section 13 of the Plan, such other period as the Committee may specify after grant); and if the Holder dies before the Option is exercised, any unexercised Option held by the Holder shall thereafter be exercisable by the estate of the Holder (acting through its fiduciary) at any time after the date of the Holder's death (or, subject to Section 13 of the Plan, such other period as the Committee may specify after grant). Notwithstanding the foregoing, in no event will the Option be exercisable after the tenth anniversary of the date hereof.

            (c) Termination for Retirement. Subject to Section 5(b)(3) and 5(c), if the Holder's employment with the Company or any Subsidiary or Affiliate terminates by reason of Retirement, the Option shall become immediately and automatically vested and exercisable. If termination of the Holder's employment is due to Retirement, then the option may thereafter be exercised by the Holder at any time after the date of such Retirement (or, subject to Section 13 of the Plan, such other period as the Committee may specify after grant), if the Holder is unable to exercise the Option as a result of the Holder's Disability, then the Option may thereafter be exercised by the Holder's duly authorized legal representative, at any time after the date of such Retirement (or, subject to Section 13 of the Plan, such other period as the Committee may specify after grant); and if the Holder dies before the Option is exercised, any unexercised Option held by the Holder shall thereafter be exercisable by the estate of the Holder (acting through its fiduciary) at any time after the date of the Holder's death (or, subject to Section 13 of the Plan, such other period as the Committee may specify after grant). Notwithstanding the foregoing, in no event will the Option be exercisable after the tenth anniversary of the date hereof.

            (d) Termination for Cause. If the Holder's employment with the Company or any Subsidiary or Affiliate terminates for Cause, the Option will be governed by Section 5(b)(6) of the Plan.

            (e) Other Termination. Unless otherwise determined by the Committee after the time of granting the Option, if the Holder's employment with the Company or any Subsidiary or Affiliate terminates for any reason other than death, Disability, Retirement, or for Cause, any Vested Shares (and any Shares which become Vested Shares within three months after the date of the Holder's termination of employment) must be exercised by the Holder within three months after the date the Holder's employment terminates. Notwithstanding the foregoing, in no event will the Option be exercisable after the tenth anniversary of the date hereof. The balance of the Option shall be forfeited.

            (f) Leave of Absence. In the event the Holder is granted a leave of absence by the Company or any Subsidiary or Affiliate to enter military service or because of sickness, the Option will be governed by Section 5(b)(6) of the Plan.

            5. Transferability. The Holder may transfer the Option, during his or her lifetime (i) to one or more members of such Holder's family, (ii) to one or more trusts for the benefit of one or more of such Holder's family, (iii) to a partnership or partnerships of members of such Holder's family or (iv) to a charitable organization as defined in Section 501(c)(3) of the Code, provided that no consideration is paid for the transfer and that the transfer would not result in the loss of any exemption under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, with respect to any Option. The Option and the Holder's rights therein are also transferable by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Internal Revenue Code or the Employment Retirement Income Security Act of 1974, as amended). The transferee of any Option will be subject to all restrictions, terms and conditions applicable to the Option prior to its transfer.

            6. Taxes. The Holder hereby agrees to pay to the Company, in accordance with the terms of the Plan, any federal, state or local taxes of any kind required by law to be withheld and remitted by the Company with respect to an exercise of the Option. The Holder may satisfy such tax obligation, in whole or in part, by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise of (or the lapse of restrictions relating to) the Option with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company Shares other than Shares issuable upon exercise of (or the lapse of restrictions relating to) the Option with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined. If the Holder does not make such payment to the Company, the Company shall have the right to withhold from any payment of any kind otherwise due to the Holder from the Company, any federal, state or local taxes of any kind required by law to be withheld with respect to an exercise of the Option or the Shares which are the subject of such Option.

            7. Deferral. The Holder may, upon exercise of the Option, and in his or her sole discretion, elect to defer the receipt of any Shares to be received as a result of the exercise of the Option. Subject to any exceptions adopted by the Committee, such request must generally be made at least one year prior to exercise of the Option.

            8. Subject to the Plan. This Agreement is made and the Option evidenced hereby is granted under and pursuant to, and they are expressly made subject to all of the terms and conditions of, the Plan, notwithstanding anything herein to the contrary. The Holder hereby acknowledges receipt of a copy of the Plan and that the Holder has read and understands the terms and conditions of the Plan.

            9. Intent. The Option is intended to be treated as a Non-Qualified Stock Option and not as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code. The Option shall be construed and exercised consistent with such intention.

            10. Securities Law Compliance. Notwithstanding any provision of this Agreement to the contrary, the Option shall not be exercisable unless, at the time the Holder attempts to exercise the Option, in the opinion of counsel for the Company, all applicable securities laws, rules and regulations have been complied with. The Holder agrees that the Company may impose such restrictions on the Shares as are deemed advisable by the Company, including, without limitation, restrictions relating to listing or trading requirements. The Holder further agrees that certificates representing the Shares may bear such legends and statements as the Company shall deem appropriate or advisable to assure, among other things, compliance with applicable securities laws, rules and regulations.

            11. Investment Representation. The Holder agrees that any Shares which the Holder may acquire by virtue of the Option may not be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of by the Holder unless (i) a registration statement or post-effective amendment to a registration statement under the Securities Act of 1933, as amended, with respect to such Shares has become effective so as to permit the sale or other disposition of such Shares by the Holder; or (ii) there is presented to the Company an opinion of counsel satisfactory to the Company to the effect that the sale or other proposed disposition of such Shares by the Holder may lawfully be made otherwise than pursuant to an effective registration statement or post-effective amendment to a registration statement relating to the such Shares under the Securities Act of 1933, as amended.

            12. Rights of the Holder. The granting of the Option shall in and of itself not confer any right on the Holder to continue in the employ of the Company and shall not interfere in any way with the right of the Company to terminate the Holder's employment at any time, subject to the terms of any employment agreement between the Company and the Holder. The Holder shall have no dividend, voting or other rights of a stockholder with respect to the Shares which are subject to the Option prior to the purchase of such Shares upon exercise of the Option and the execution and delivery of all other documents and instruments deemed necessary or desirable by the Company.

            13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, except to the extent otherwise governed by Federal law.

            IN WITNESS WHEREOF, the parties have subscribed their names hereto as of the date first above written.

                                             DEVELOPERS DIVERSIFIED REALTY
                                             CORPORATION, an Ohio corporation

                                             By: ______________________________
                                             Name: ____________________________
                                             Title: ___________________________